EXHIBIT 1.A(1)

                       EXTENSION OF UNDERWRITING AGREEMENT

     THIS AGREEMENT is made and entered into on this 5th day of December, 1994, by and between Farmland Industries, Inc., a Kansas cooperative corporation ("Farmland"), and Farmland Securities Company, a Delaware corporation ("FSC").

WITNESSETH:

     WHEREAS, Farmland and FSC entered into that certain Underwriting Agreement dated December 6, 1989 by which FSC agreed to sell debt securities of Farmland to the public, and to perform related responsibilities and Farmland and FSC agreed to assume certain related responsibilities (hereafter "Underwriting Agreement"); and

     WHEREAS Farmland and FSC desire to amend and renew the Underwriting Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Farmland and FSC hereby renew the Underwriting Agreement effective December 5, 1994, with the amendment that Paragraph 16 of the Underwriting Agreement shall be deleted in its entirety and replaced with the following:

          16. EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective concurrently with the effectiveness under the 1933 Act of the First Registration Statement filed by Farmland Industries, Inc. after
               December 5, 1994. Unless sooner terminated as herein provided by either party hereto, this Agreement shall terminate on January 1, 2000. Either party shall have the right to renew this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above mentioned.

                              FARMLAND INDUSTRIES, INC.

ATTEST:                            JOHN F. BERARDI
                              _______________________________________
  ROBERT B. TERRY
_________________________          John F. Berardi
Assistant Secretary                Executive Vice President &
                                     Chief Financial Officer
( SEAL )

                              FARMLAND SECURITIES COMPANY
ATTEST:
                                    KEITH VICKERS
JAMES W. BARGFREDE          _______________________________________
__________________________         Keith Vickers
James W. Bargfrede                 President
Secretary